UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

February 18, 2004

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

630 FIFTH AVENUE, SUITE 2100

NEW YORK, NEW YORK 10111

(Address of principal executive offices and zip code)

(212) 994-8200

(Registrant’s telephone number, including area code)

ITEM 5.    Other Events.

Antigenics Inc. sold 400,000 shares of common stock pursuant to a partial exercise of a 750,000 share over-allotment option provided for in the underwriting agreement, dated February 3, 2004, among the Antigenics and UBS Securities LLC, Needham & Company, Inc. and Ryan Beck & Co., Inc. The 400,000 shares were sold to the underwriters for $9.975 per share. In connection with the sale of these 400,000 shares, Antigenics has agreed that the underwriters, in order to cover additional over-allotments, may from time to time between February 18 and March 2 acquire all or a portion of the remaining 350,000 over-allotment shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: February 18, 2004	By:	/s/ JEFF D. CLARK
Name: Jeff D. Clark Title: Chief Financial Officer